As filed with the Securities and Exchange Commission on August 7, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AVADEL PHARMACEUTICALS PLC

(Exact Name of Registrant as Specified in Its Charter)

Ireland	98-1341933
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

10 Earlsfort Terrace Dublin 2, Ireland, D02 T380	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Avadel Pharmaceuticals plc 2021 Inducement Plan

(Full Title of the Plan)

Greg Divis

Chief Executive Officer

Avadel Pharmaceuticals plc

16640 Chesterfield Grove Road

Suite 200

Chesterfield, MO 63005

(636) 449-1830

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Robert E. Puopolo, Esq. Marishka DeToy, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 (617) 570-1000	Christopher McLaughlin Arthur Cox 10 Earlsfort Terrace Dublin 2, Ireland D02 T380 (+353) 1 920 1026

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is filed to register the offer and sale of an additional 500,000 ordinary shares, nominal value $0.01 per share, to be issued under the Registrant’s 2021 Inducement Plan for which a Registration Statement on Form S-8 relating to the same employee benefit plans are effective.

Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 filed by the Registrant on March 16, 2022 (File No. 333-263620) related to the Registrant’s 2021 Inducement Plan is incorporated by reference, except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier Registration Statement are presented herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Number	Description

4.1	Constitution (containing the Memorandum and Articles of Association) of Avadel Pharmaceuticals plc (incorporated by reference to Appendix 15 of Exhibit 2.1 to the registrant’s current report on Form 8-K, filed on July 1, 2016)

5.1*	Opinion of Arthur Cox, Solicitors

23.1*	Consent of Arthur Cox, Solicitors (included in Exhibit 5.1)

23.2*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on the signature page of this registration statement)

99.1	Avadel Pharmaceuticals plc 2021 Inducement Plan (incorporated by reference to Exhibit 10.20 to the registrant’s Annual Report on Form 10-K, filed on March 16, 2022)

99.2	Amendment to the Avadel Pharmaceuticals plc 2021 Inducement Plan (incorporated by reference to Exhibit 10.13 to the registrant’s Annual Report on Form 10-K, filed March 3, 2025)

107*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on this 7th day of August, 2025.

AVADEL PHARMACEUTICALS PLC

By:	/s/ Gregory J. Divis
Gregory J. Divis
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Avadel Pharmaceuticals plc, hereby severally constitute and appoint Gregory J. Divis and Thomas S. McHugh, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Avadel Pharmaceuticals plc to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Gregory J. Divis	Director, Chief Executive Officer and Principal Executive Officer	August 7, 2025
Gregory J. Divis

/s/ Thomas S. McHugh	Chief Financial Officer and Principal Financial and Accounting Officer	August 7, 2025
Thomas S. McHugh

/s/ Geoffrey M. Glass	Non-Executive Chairman and Director	August 7, 2025
Geoffrey M. Glass

/s/ Naseem S. Amin	Director	August 7, 2025
Naseem S. Amin, MD

/s/ Eric J. Ende	Director	August 7, 2025
Eric J. Ende, MD

/s/ Mark A. McCamish	Director	August 7, 2025
Mark A. McCamish, MD, PhD

/s/ Linda S. Palczuk	Director	August 7, 2025
Linda S. Palczuk

/s/ Peter Thornton	Director	August 7, 2025
Peter Thornton

/s/ Gregory J. Divis	Authorized Representative United States	August 7, 2025
Gregory J. Divis